EXHIBIT 99.1

Ms. Briana L. Erickson SolarWindow Technologies, Inc.
Phone: 800-213-0689 www.SolarWindow.com	10632 Little Patuxent Parkway, Suite 406 Columbia, MD 21044 Email: Briana@SolarWindow.com

News Release

SolarWindow Awarded U.S. Department of Energy Grant for Advanced Manufacturing

Columbia, Maryland – March 27, 2018 – SolarWindow Technologies, Inc. (OTC: WNDW), the leading developer of transparent electricity-generating coatings for glass windows and flexible veneers, announced today that the company has been awarded its first-ever advanced materials manufacturing Cooperative Research and Development Agreement (CRADA) by the U.S. Department of Energy (DOE) Office of Energy Efficiency and Renewable Energy’s (EERE) Advanced Manufacturing Office (AMO).

SolarWindow was awarded the CRADA after submitting a proposal outlining its process technologies and fabrication methods to the DOE’s Roll-to-Roll Advanced Materials Manufacturing Consortium, led by Oak Ridge National Laboratory (ORNL) and partnering with Argonne National Laboratory (ANL), Lawrence Berkeley National Laboratory (LBNL), and the National Renewable Energy Laboratory (NREL). The CRADA will be carried out with the DOE by SolarWindow, ANL, and NREL.

“This CRADA supports our development of novel coating and fabrication methods, manufacturing methods, and, in turn, expands our budget to help us reach our goal of bringing SolarWindow™ products to market. We’re honored to receive this award and grateful for the U.S. Department of Energy’s commitment to backing American ingenuity, manufacturing, and jobs,” stated Mr. John Conklin, President and CEO of SolarWindow Technologies, Inc.

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Eligibility for the award was based on companies or organizations that develop and manufacture devices and systems in specialized areas for commercial applications, or that will be able to manufacture products as a direct result of the award.

SolarWindow is the developer of transparent electricity-generating glass, which when fabricated into windows, could turn entire buildings into vertical power generators. The company estimates that the market for SolarWindow™ glass products for tall towers and skyscrapers represents a $100 billion opportunity.

Targeting the estimated 5.6 million U.S. commercial buildings, which consume almost $150 billion in electricity annually, the company’s transparent electricity-generating windows could reduce energy costs by up to 50%, according to independently-validated company power and financial modeling.

DOE R2RAMM Laboratory Consortium

EERE's Advanced Manufacturing Office (AMO) supports early-stage research to advance innovation in U.S. manufacturing and promote American economic growth and energy security.

This DOE Laboratory Consortium is comprised of Oak Ridge National Laboratory (ORNL), Argonne National Laboratory (ANL), National Renewable Energy Laboratory (NREL), and Lawrence Berkeley National Laboratory (LBNL), to work with industry partners to address roll-to-roll (R2R) manufacturing deficiencies using an advanced materials manufacturing (AMM) approach. The mission of the Consortium is to address the manufacturing “gap” that is developing in R2R between U.S. manufacturers and the rest of the world. The Consortium Laboratories have unique capabilities that complement each other for the research, development, testing and evaluation of energy saving technologies.

The objective of the Consortium is to partner with material, component, device, and system manufacturers in order to investigate, improve, and scale R2R process methodology that will increase manufacturing levels to internationally significant quantities. Creation and preservation of domestic manufacturing jobs is a primary goal.

About SolarWindow Technologies, Inc.

SolarWindow Technologies, Inc. creates transparent electricity-generating liquid coatings. When applied to glass or plastics, these coatings convert passive windows and other materials into electricity generators under natural, artificial, low, shaded, and even reflected light conditions.

Our liquid coating technology has been presented to members of the U.S. Congress and has received recognition in numerous industry publications. Our SolarWindow™ technology has been independently validated to generate 50-times the power of a conventional rooftop solar system and achieves a one-year payback when modeled on a 50-story building.

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Power and Financial Model Disclaimer

The company’s Proprietary Power Production & Financial Model (Power & Financial Model) uses photovoltaic (PV) modeling calculations that are consistent with renewable energy practitioner standards for assessing, evaluating and estimating renewable energy for a PV project. The Power & Financial Model estimator takes into consideration building geographic location, solar radiation for flat-plate collectors (SolarWindow™ irradiance is derated to account for 360 degrees building orientation and vertical installation), climate zone energy use and generalized skyscraper building characteristics when estimating PV power and energy production, and carbon dioxide equivalents. Actual power, energy production and carbon dioxide equivalents modeled may vary based upon building-to-building situational characteristics and varying installation methodologies.

For additional information, please call Briana Erickson at 800-213-0689 or visit: www.solarwindow.com.

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For answers to frequently asked questions, please visit our FAQs page: http://solarwindow.com/investors/faqs/.

Media Contact:

Damaak Group

415-799-8027

media@solarwindow.com

Social Media Disclaimer

Investors and others should note that we announce material financial information to our investors using SEC filings and press releases. We use our website and social media to communicate with our subscribers, shareholders and the public about the company, SolarWindow™ technology development, and other corporate matters that are in the public domain. At this time, the company will not post information on social media could be deemed to be material information unless that information was distributed to public distribution channels first. We encourage investors, the media, and others interested in the company to review the information we post on the company’s website and the social media channels listed below:

• Facebook

• Twitter

* This list may be updated from time to time.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although SolarWindow Technologies, Inc. (the “company” or “SolarWindow Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the company's products, technical problems with the company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that SolarWindow Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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